As filed with the Securities and Exchange Commission on October 6, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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NEOS ETF Trust

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NEOS ETFs – Built By Individual Shareholder Reminder (Video Transcript)

Troy Cates (00:01.00)

Hey everyone, Troy Cates from NEOS here. We know you've heard from us a few times about the vote, and there's a reason for that. NEOS wasn't built by a handful of big institutions investing in our funds. It was built with the support of individual shareholders like you. You've helped us get to where we are today, and now we need your vote as we take the next step with Goldman Sachs Asset Management to continue innovating for our shareholders. Just click the link below to vote. It's quick and easy. We really appreciate your support.